Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) [___]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021

(781) 575-2000

(Name, address and telephone number of agent for service)

Extra Space Storage Inc.

(Exact name of obligor as specified in its charter)

Guarantor Registrants (See below)

Maryland (State or other jurisdiction of incorporation or organization)	20-1076777 (I.R.S. Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300 Salt Lake City, Utah (Address of principal executive offices)	84121 (Zip Code)

Extra Space Storage LP

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1368986 (I.R.S. Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300 Salt Lake City, Utah (Address of principal executive offices)	84121 (Zip Code)

GUARANTOR REGISTRANTS (1)

Exact name of guarantor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
ESS Holdings Business Trust I	Massachusetts	20-1366607
ESS Holdings Business Trust II	Massachusetts	20-1366676

(1)  The address, including zip code, and telephone number, including area code, of each of the Guarantor Registrants’ principal executive offices is 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, telephone (801) 365-4600. The name, address, including zip code, and telephone number, including area code, of the agent for service for each Guarantor Registrant is Joseph D. Margolis, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, telephone (801) 365-4600.

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.

No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5. Not applicable

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable

9. Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 2nd day of April, 2024.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Jill Melhus
Name: Jill Melhus Title: Assistant Vice President

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated March 7, 2024.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, March 7, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL
OF THE
Comptroller
OF THE
CURRENCY

2024-00618-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated March 7, 2024.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Jill Melhus
Title: Assistant Vice President

April 2, 2024